Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT: Brian L. Cantrell Alliance Resource Partners, L.P. 1717 South Boulder Avenue, Suite 600 Tulsa, Oklahoma 74119 (918) 295-7673

ALLIANCE RESOURCE PARTNERS, L.P.

Partnership to Reflect Application of EITF 03-6 in Calculation of Net Income per Limited Partner Unit

TULSA, Oklahoma, August 16, 2005 – Alliance Resource Partners, L.P. (NASDAQ: ARLP) (the “Partnership”) today announced that following a review of its accounting policies for calculating net income per limited partner unit, the Partnership will reflect the pro forma method of computing earnings per unit as contemplated by Emerging Issues Task Force Issue No. 03-6 (“EITF 03-6”), “Participating Securities and the Two-Class Method under FASB Statement No. 128.” Essentially, EITF 03-6 requires a calculation of net income per limited partner unit based on a theoretical distribution of all earnings reported by the Partnership during a quarter.

The application of EITF 03-6 will have no prior, current or future impact on:

•	The timing or amount of distributions to unitholders

•	The Partnership’s aggregate net income and EBITDA

•	The general and limited partners’ interest in Partnership net income

•	The Partnership’s balance sheet accounts including partners’ capital accounts

•	The Partnership’s cash flows or ability to fund growth opportunities

•	The Partnership’s guidance provided in its 2005 second quarter earnings release (See ARLP Press Release, dated July 27, 2005).

“Alliance determines and accounts for distributions to unitholders on the basis of available cash, not earnings, in a manner consistent with our Partnership Agreement,” said Brian L. Cantrell, Senior Vice President and Chief Financial Officer. “It appears, however, that the theoretical distribution of earnings required by EITF 03-6 should be applied to our calculation for financial reporting purposes of net income per limited partner unit. Although this method of calculating earnings per unit is pro forma in nature and determined without regard to distributions actually made to unitholders in accordance with our Partnership Agreement, Alliance will reflect on our financial statements the presentation of net income per limited partner unit dictated by the impact of EITF 03-6 on generally accepted accounting principles.”

For periods in which aggregate net income exceeds aggregate distributions for such period, EITF 03-6 will have the impact of reducing earnings per limited partner unit. This result occurs as a larger portion of the Partnership’s aggregate earnings, as if distributed, is allocated to the incentive distribution rights held by the Partnership’s managing general partner, even though distributions to unitholders are made on the basis of cash available for distribution under the terms of the Partnership Agreement, not earnings, in any given period. For accounting periods in which the Partnership’s aggregate net income does not exceed aggregate distributions to unitholders for such period, EITF 03-6 does not have any impact.

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The Partnership has reflected the impact of EITF 03-6 in its filings on August 15, 2005 of Form 10-Q for the second quarter of 2005 and Form 10-Q/A for the first quarter of 2005 and Form 10-K/A for the year ended December 31, 2004. These filings also present the revised pro forma disclosure associated with the Partnership’s unit-based incentive compensation plan which conforms to the application of Statement of Financial Accounting Standard No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure, an Amendment of FASB Statement No. 123.”

For the periods ended June 30, 2005 and 2004, a reconciliation of basic and diluted net income per limited partner unit to adjusted basic and diluted net income per limited partner unit based on actual distributions declared is provided below:

Reconciliation of GAAP “Net Income per Limited Partner Unit” reflecting the impact of EITF 03-6 to non-GAAP “Adjusted Net Income per Limited Partner Unit”

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net Income per Limited Partner Unit -
Basic	$1.47	$0.97	$2.89	$1.84
Diluted	$1.44	$0.94	$2.83	$1.78
Dilutive impact of theoretical distribution of earnings pursuant to EITF 03-6 -
Basic	$0.61	$0.25	$1.26	$0.38
Diluted	$0.60	$0.24	$1.23	$0.37
Adjusted Net Income Per Limited Partner Unit -
Basic	$2.08	$1.22	$4.15	$2.22
Diluted	$2.04	$1.18	$4.06	$2.15

Net income per limited partner unit as dictated by EITF 03-6 is theoretical and pro forma in nature and does not reflect the economic probabilities of whether earnings for an accounting period would or could be distributed to unitholders. The Partnership Agreement does not provide for the distribution of net income, rather, it provides for the distribution of available cash, which is a contractually defined term that generally means all cash on hand at the end of each quarter after establishment of sufficient cash reserves required to operate the Partnership in a prudent manner. Accordingly, the distributions we have paid historically and will pay in future periods are not impacted by net income per limited partner unit as dictated by EITF 03-6.

In addition to net income per limited partner unit as calculated in accordance with EITF 03-6, we intend to continue to present “adjusted net income per limited partner unit,” as reflected in the table above, which is consistent with our presentation of net income per limited partner unit in prior periods. “Adjusted net income per limited partner unit,” as presented in the table above, is defined as net income after deducting the amount allocated to the general partners’ interests, including the managing general partner’s incentive distribution rights, divided by the weighted average number of outstanding limited partner units during the period. As part of this calculation, in accordance with the cash distribution requirements contained in the Partnership Agreement, Partnership net income is first allocated to the managing general partner based on the amount of incentive distributions attributable to the period. The remainder is then allocated between the limited partners and the general partners based on their respective percentage ownership in the Partnership. Adjusted net income per limited partner unit is used as a supplemental financial measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

•	the actual operation of our Partnership Agreement with respect to the rights of the general and limited partners participation in distributions,

•	the financial performance of our assets without regard to financing methods or capital structure; and

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•	our operating performance and return on investment as compared to those of other companies in the coal energy sector, without regard to financing or capital structures.

Our method of computing adjusted net income per limited partner unit may not be the same method used to compute similar measures reported by other companies and may be computed differently by us in different contexts.

The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

Alliance Resource Partners is the nation’s only publicly traded master limited partnership involved in the production and marketing of coal. Alliance Resource Partners currently operates eight mining complexes in Illinois, Indiana, Kentucky, Maryland and West Virginia.

FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: competition in coal markets and our ability to respond to the competition; fluctuation in coal prices, which could adversely affect our operating results and cash flows; deregulation of the electric utility industry or the effects of any adverse change in the domestic coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; customer bankruptcies and/or cancellations of, or breaches to existing contracts; customer delays or defaults in making payments; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations and other factors; our productivity levels and margins that we earn on our coal sales; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments associated with post-mine reclamation and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulation, costs and liabilities; a variety of operational, geologic, permitting, labor and weather-related factors; risks of major mine-related accidents or interruptions; results of litigation; difficulty maintaining our surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; difficulty obtaining commercial property insurance; and risks associated with our 10.0% participation (excluding any applicable deductible) in the commercial insurance property program.

Additional information concerning these and other factors can be found in the Partnership’s public periodic filings with the Securities and Exchange Commission (“SEC”), including the Partnership’s Annual Report on Form 10-K/A for the year ended December 31, 2004 filed on August 15, 2005 with the SEC. Except as required by applicable securities laws, the Partnership does not intend to update its forward-looking statements.

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